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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Nara Bancorp, Inc. on Forms S-3 (No. 333-62038) and S-8 (No.'s 333-58508 and 333-102974) of our report dated February 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in this Annual Report on Form 10-K of Nara Bancorp, Inc. and Subsidiaries for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 28, 2003